SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box: ☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Under Rule 14a-12	☐ Confidential,for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

JACOBS ENGINEERING GROUP INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No	fee required.

☐ Fee	computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Notice of 2005

Annual Meeting of

Shareholders

and

Proxy Statement

Jacobs Engineering Group Inc.

JACOBS ENGINEERING GROUP INC.

1111 South Arroyo Parkway

Pasadena, California 91105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

TO OUR SHAREHOLDERS

The Annual Meeting of Shareholders of Jacobs Engineering Group Inc. will be held on Tuesday, February 8, 2005, at 3:30 p.m. at 1111 South Arroyo Parkway, Pasadena, California, for the following purposes:

1.	To elect three directors to hold office until the 2008 annual meeting.

2.	To approve an amendment to the Company’s 1999 Stock Incentive Plan to: (i) increase the number of authorized shares by 2,000,000 shares, and (ii) provide that no more than 50% of such increase, and any subsequent increase in the number of authorized shares, may be awarded in the form of restricted stock.

3.	To approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2005; and

4.	To act upon such other matters as may properly come before the meeting.

The shareholders of record at the close of business on January 3, 2005, will be entitled to vote at such meeting and any adjournment thereof. This notice and proxy statement and the accompanying proxy are being mailed to such shareholders on or about January 7, 2005. The stock transfer books will not close.

By order of the Board of Directors

WILLIAM C. MARKLEY, III
Senior Vice President, General Counsel and Secretary

Dated: January 3, 2005

Your vote is important. Please vote your shares promptly so your shares can be represented at the Annual Meeting. Please complete, date, and sign the enclosed proxy card, and return it in the enclosed envelope provided. Shareholders of record also have the option of voting via the Internet or by telephone as provided in the instructions set forth on the back of the proxy card. If you hold your shares through an account with a brokerage firm, bank or other nominee, you must follow the instructions you receive from them to vote your shares.

Whether or not you plan to attend the Annual Meeting, please read this proxy statement.

JACOBS ENGINEERING GROUP INC.

1111 South Arroyo Parkway

Pasadena, California 91105

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jacobs Engineering Group Inc., a Delaware corporation (the “Company”), of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on February 8, 2005, and any adjournment thereof. The expenses of the solicitation will be paid by the Company. Some officers and regular employees of the Company may solicit proxies personally and by telephone. The proxy is revocable by you by providing written notice to the Secretary of the Company at any time prior to the exercise of the authority granted thereby or by attending the meeting and electing to vote in person.

January 3, 2005 is the date fixed by the Board of Directors of the Company as the record date for this Annual Meeting (the “Record Date”). The holders of common stock of record at the close of business on the Record Date will be entitled to one vote per share on all business of the meeting. This Proxy Statement and the accompanying proxy card are being mailed on or about January 7, 2005 to the shareholders of record on the Record Date. As of the Record Date the Company had 56,750,543 shares of common stock outstanding.

In connection with the solicitation of proxies by the Board of Directors for this Annual Meeting, the Board of Directors has designated Noel G. Watson, Craig L. Martin, and John W. Prosser, Jr. as proxies. Shares represented by all properly executed proxy cards received in time for the meeting will be voted in accordance with the choices specified on the proxy card.

Unless contrary instructions are indicated on the proxy card, or where no choice is specified, the shares of common stock will be voted by the proxies as follows:

1.	FOR the election of the nominees listed below under “1. Election of Directors.”

2.	FOR the Amendment to the 1999 Stock Incentive Plan, as described below under “2. Approval of the Amendment to the 1999 Stock Plan,” and

3.	FOR the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending September 30, 2005, as described below under “3. Approval of Ernst & Young LLP as Independent Registered Public Accounting Firm.”

The Board of Directors is not aware of any other issue to be brought before the meeting. If other matters are properly brought before the meeting, then the proxies will vote in accordance with their best judgment.

The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast.”

The election inspectors will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Directors are elected by a plurality, and the three nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

To be adopted, Proposals 2 and 3 in this Proxy Statement must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions have the effect of negative votes. Broker non-votes will not be taken into account in determining the outcome of the adoption of the proposals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following tables, based in part upon information supplied by officers, directors and principal shareholders, set forth certain information regarding the ownership of the common stock of the Company as of the Record Date by (i) all those persons known by the Company to be beneficial owners of more than five percent of the outstanding common stock of the Company; (ii) each director; (iii) each executive officer named in the compensation tables below; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of these shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners

Name and Address	Amount and Nature of Ownership of Common Stock (a)	Percent of Class
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	5,912,386	10.42%

(a)	Security ownership information for the beneficial owner is taken from the Form 13G/A (amendment No. 7) filed on February 17, 2004.

Security Ownership of Directors, Nominees and Named Executive Officers

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(a)		Number of Shares of Common Stock Relating to Unexercised Stock Options(b)	Total		Percent of Class(c)
Non-Management Directors:
Joseph R. Bronson	3,170		1,625	4,795		—
Robert C. Davidson, Jr.	4,000		7,125	11,125		—
Edward V. Fritzky	1,000		1,000	2,000		—
Robert B. Gwyn	9,020		13,125	22,145		—
Linda K. Jacobs	176,820		15,125	191,945		0.34%
Dale R. Laurance	11,000		17,125	28,125		—
Linda Fayne Levinson	5,000		13,125	18,125		—
Benjamin F. Montoya	4,000		7,125	11,125		—
Thomas M.T. Niles	2,500		2,625	5,125		—
David M. Petrone	49,700		13,800	63,500		0.11%

Named Executive Officers:
Noel G. Watson	514,516		600,370	1,114,886		1.96%
Joseph J. Jacobs	—	(d)	—	—	(d)	—
Craig L. Martin	38,170		331,500	369,670		0.65%
Thomas R. Hammond	51,568		310,500	362,068		0.64%
John W. Prosser, Jr.	107,870		113,500	221,370		0.39%
All directors and executive officers as a group	1,407,522		2,196,820	3,604,342		6.35%

(a)	Ownership is direct.
(b)	Includes only those unexercised options exercisable within 60 days of the date of this Proxy Statement.
(c)	Calculation based on 56,750,543 shares of common stock outstanding as of the Record Date. Unless indicated otherwise, the percentage ownership is less than 0.1% of the class.
(d)	Prior to his passing on October 23, 2004, Dr. Jacobs was the beneficial owner of 1,005,376 shares of common stock.

1.    ELECTION OF DIRECTORS

The Bylaws of the Company presently provide for twelve directors. The Certificate of Incorporation and the Bylaws of the Company divide the Board of Directors into three classes with the terms of office of the directors of each Class ending in different years. The terms of Classes III, I and II presently end at the annual meetings in 2005, 2006 and 2007, respectively. Class I has four directors, Class II has five directors and Class III has three directors.

The nominees for Class III are to be voted upon at this annual meeting. The directors in Classes I and II will continue in office until expiration of their respective terms. The Company has a policy that a non-management director cannot stand for re-election after his or her seventy-second birthday. None of the Class III non-management director nominees standing for election will be 72 years old as of the date of the 2005 annual meeting. The Board of Directors has nominated Dr. Dale R. Laurance, Linda Fayne Levinson and Craig L. Martin for election as Class III directors for three year terms expiring at the 2008 annual meeting.

The Company did not receive any nominations from any security holders.

The persons named as proxies on the accompanying proxy card intend to vote the shares as to which they are granted authority to vote for the election of the nominees listed above. The proxies may not vote for a greater number of persons than three.

Although the Board of Directors does not know of any reason why any nominee will be unavailable for election, in the event any nominee should be unavailable at the time of the meeting, the proxies may be voted for a substitute nominee as selected by the Board of Directors.

The following table sets forth information about these nominees and the directors whose terms of office do not expire at the 2005 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR DR. LAURANCE, MS. FAYNE LEVINSON AND MR. MARTIN, AS DIRECTORS.

NOMINEES

Name and Experience	Class	Director Since

Dale R. Laurance, Director. Dr. Laurance, age 59, is the owner of Laurance Enterprises LLC, a private consulting and investment company. He retired from Occidental Petroleum Corporation, an independent oil and gas exploration and production company and a North American chemical manufacturer, on December 31, 2004 where he had served as President since 1996 and a Director since 1990. From 1983 to 1996 he served in various management and executive positions with Occidental Petroleum Corporation. He is also a director of Ingram Micro Inc.	III	1994

Linda Fayne Levinson, Director. Ms. Levinson, age 63, is an independent investor and advisor to professionally funded, privately held ventures. From 1997 until 2004, Ms. Levinson was a Partner of GRP Partners, a venture capital firm that invests in early stage technology companies. From 1982 until 1998, Ms. Levinson was President of Fayne Levinson Associates, an independent consulting firm advising major corporations. Prior to that, Ms. Levinson was an executive at Creative Artists Agency, Inc.; a Partner of Wings Partner, a Los Angeles-based merchant bank; a Senior Vice President of American Express Travel Related Services Co., Inc.; and a Partner of McKinsey & Company, where she became the first woman partner in 1979. Ms. Levinson also serves as a member of the Boards of NCR Corporation and Ingram Micro, Inc.

	III	1996

	Class	Director Since

Craig L. Martin, President and Director. Mr. Martin, age 55, has served in various senior and executive positions with the Company since joining it in 1994. Mr. Martin was promoted to President of the Company in July 2002.	III	2002

CONTINUING DIRECTORS

Name and Experience	Class	Director Since

Joseph R. Bronson, Director. Mr. Bronson, age 56, is President, a Member of the Office of the Chief Executive Officer and a Director of Form Factor Inc., a global leader in advanced semiconductor wafer probe card technology. Mr. Bronson was previously Executive Vice President and Chief Financial Officer of Applied Materials, Inc., a worldwide supplier of products and services to the global semiconductor industry and a leading information infrastructure provider. Mr. Bronson had been employed by Applied Materials since 1990 to October 2004. Mr. Bronson held the position of Chief Financial Officer for Applied from January 1998 to his departure, and was Executive Vice President since December 2000. From 1989 to 1990, Mr. Bronson served as Vice President and Chief Financial Officer of Stardent Computer. From 1979 to 1984 Mr. Bronson was employed by Schlumberger Limited, where he was Group Controller from 1983 to 1984. He is a Certified Public Accountant and a member of the American Institute of CPA’s and serves as Chairman of the Leavey School of Business Advisory Board, Santa Clara University, California.

	I	2003

Robert C. Davidson, Jr., Director. Mr. Davidson, age 59 is the Chairman and Chief Executive Officer of Surface Protection Industries, Inc., a company that provides surface protection products and services worldwide, where he has been an executive since 1978. He serves as a member of the Boards of Morehouse College, Fulcrum Venture Capital Corporation, Children’s Hospital of Los Angeles, Broadway Federal Bank, f.s.b., and the University of Chicago Graduate School of Business Advisory Council.	II	2001

Edward V. Fritzky, Director. Mr. Fritzky, age 54, currently serves on the Board of Amgen, Inc. and has also served as a special advisor to Amgen, a global biotechnology company that discovers, develops, manufactures, and markets human therapeutics based on advances in cellular and molecular biology. He has served as a director of Amgen since July 2002. From January 1994 to July 2002, Mr. Fritzky served as Chief Executive Officer, President and Chairman of the Board of Immunex Corporation, a biotechnology company. From March 1989 to January 1994, he was President and Vice President of Lederle Laboratories, a division of American Cyanamid Company, a pharmaceutical company. Mr. Fritzky serves as a member of the Boards of Geron Corporation and SonoSite, Inc.

	II	2004

Robert B. Gwyn, Director. Mr. Gwyn, age 65, is retired. He was a Managing Director of Amaryn Group, a private investment company, from 1994 until 1998. He was President, Chief Executive Officer and Chairman of the Board of Agricultural Minerals and Chemicals, Inc., a company engaged in the fertilizer and methanol businesses, from 1990 until 1994.	II	1995

Linda K. Jacobs, Director. Dr. Jacobs, age 57, is Chair of the Board of the Near East Foundation, New York, a private, nonprofit organization dedicated to urban and rural development in the Middle East and Africa. Previously, Dr. Jacobs was President of Middle East Technology Assistance, a nonprofit corporation.	II	1986

	Class	Director Since

Rear Admiral Benjamin F. Montoya, CEC, USN (Retired), Director. Admiral Montoya, age 69, is the Chief Executive Officer of SmartSystems Technologies, a company that designs, develops and manufactures automated security, energy and other control systems for homebuilders and installers. From 1987 to 1989 he served as the Commander, Naval Facilities Engineering Command and Chief of Civil Engineers. He was Senior Vice President and General Manager of the Gas Supply Business Unit of Pacific Gas and Electric Company from 1991 to 1993. He was President and Chief Executive Officer of Public Service Company of New Mexico from 1993 until 2000 and was elected Chairman of the Board in 1999 and served until he retired in October 2000. Admiral Montoya serves as a member of the Boards of The Environmental Company, and Brown and Caldwell Engineers.

	II	2001

The Hon. Thomas M. T. Niles, Director. Mr. Niles, age 65, is President of United States Council for International Business (USCIB), a company working with its international affiliates to promote open markets and freer trade around the world. He was formerly U.S. Ambassador to Canada (1985-1989), U.S. Ambassador to the European Union (1989-1991), Assistant Secretary of State for Europe and Canada (1991-1993) and Ambassador to Greece (1993-1997).	I	2003

David M. Petrone, Director. Mr. Petrone, age 60, is Chairman of Housing Capital Company, a real estate lending firm. He was Vice Chairman of Wells Fargo & Co. from 1986 until March 1, 1992. He is a director of Finelite, Inc.	I	1987

Noel G. Watson, Chairman of the Board, Chief Executive Officer and Director. Mr. Watson, age 68, has been with the Company since 1965 and has been Chief Executive Officer of the Company since 1992. He was also the President of the Company from 1987 until 2002.	I	1986

BOARD OF DIRECTORS

The Board of Directors held eight meetings during fiscal 2004. All directors attended at least 75% of all meetings of the Board of Directors and of the committees on which they served during fiscal 2004. The Board of Directors has a policy that all of the directors attend the annual meeting. All of the directors attended the Company’s 2004 annual meeting.

It is the policy of the Board of Directors to hold seven regularly scheduled meetings and executive sessions of non-management directors without management present at four out of those seven meetings. Additional meetings of the Board of Directors and executive sessions of non-management directors may be held from time to time as required. The director serving as the presiding director at these executive sessions rotates on an annual basis among the chairs of the Nominating and Corporate Governance Committee, the Audit Committee and the Human Resource and Compensation Committee. No director may serve as the presiding director for two consecutive years. Currently, David M. Petrone, Chair of the Audit Committee, is the presiding director. Beginning on February 8, 2005, Dale R. Laurance Chair of the Human Resource and Compensation Committee, will begin serving as the presiding director. The Chair of the Nominating and Corporate Governance Committee will begin serving as the presiding director beginning at the annual meeting of shareholders in 2006.

COMPENSATION OF DIRECTORS

The Company pays directors who are not employed by the Company (“non-management directors”), a cash retainer in the amount of $40,000 per year, plus a fee of $1,500 for each meeting of the Board and each committee on which they serve that they attend. In addition, each non-management director receives an annual award of 1,000 shares of restricted stock pursuant to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Option Plan (the “1999 Outside Director Plan”). Pursuant to the terms of the 1999 Outside Director Plan, each of the non-management directors receives an option to purchase 4,000 shares of common stock on the first day of the month following the date he or she is first elected to the Board (this option grant is referred to in the 1999 Outside Director Plan as the “appointment grant”), and an option to purchase 2,500 shares of common stock on the first day of March of each year (this option grant is referred to in the 1999 Outside Director Plan as the “annual grant”). In accordance with the terms and conditions of the 1999 Outside Director Plan, the option prices for both appointment grants and annual grants are equal to the Fair Market Value (as defined in the 1999 Outside Director Plan) of the Company’s common stock on the date of the grant.

INDEPENDENCE OF DIRECTORS

In addition to the Company’s Corporate Governance Guidelines, the Board has adopted Independence Guidelines, which are attached as Exhibit A. The Board of Directors has affirmatively determined that the following directors are independent under Section 303A.02 of the New York Stock Exchange listing standards and the Company’s Independence Guidelines: Dr. Jacobs, Ms. Levinson, Dr. Laurance and Messrs. Bronson, Davidson, Fritzky, Gwyn, Montoya, Niles, and Petrone. In addition, as further required by the New York Stock Exchange’s listing standards, the Board has made an affirmative determination as to each independent director that no material relationships exist between any non-management director and the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The New York Stock Exchange’s independence definition also includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company, which would prevent a director from being independent. None of the Company’s non-management directors had any relationship that violated these tests.

COMMITTEES OF THE BOARD

Audit Committee.    The Audit Committee advises the Board on internal and external audit matters affecting the Company, including recommendations as to the appointment of the independent auditors of the Company. In addition, the Audit Committee reviews with such auditors the scope and results of their examination of the financial statements of the Company and any investigations by such auditors, and reviews and approves the worldwide audit fee and all non-audit services.

The Audit Committee is governed by a charter which is attached to this Proxy Statement as Exhibit B and is also accessible by following the links to “Corporate Governance” on the Company’s web site at http://www.jacobs.com. The Board of Directors has affirmatively determined that all of the members of the Audit Committee meet the independence standards of Section 303A.02 of the New York Stock Exchange’s listing standards and are financially literate, as required by Section 303A.07(a) of the New York Stock Exchange’s listing standards, as such qualification is interpreted by the Company’s Board of Directors in its business judgment. In addition, the Board of Directors has affirmatively determined that both David M. Petrone, Chair of the Audit Committee, and Joseph R. Bronson, a member of the Audit Committee, are audit committee financial experts, pursuant to Item 401(h) of Regulation S-K. The Board of Directors made this determination based on Mr. Petrone’s and Mr. Bronson’s respective qualifications and business experience, as briefly described above under “1. Election of Directors—Continuing Directors.” During fiscal 2004 the Audit Committee held ten meetings. The members of the Audit Committee are Messrs. Petrone (Chair), Bronson and Davidson. Further information regarding the Audit Committee is set out in the Audit Committee Report below.

Human Resource and Compensation Committee.    The Human Resource and Compensation Committee reviews and reports to the Board on the Company’s key strategic and operational human resource issues and succession planning processes, approves the salaries and bonuses of the executive officers and, either directly or through its subcommittee, approves all grants of stock options and awards of restricted stock under the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan (the “1999 Stock Plan”). The Human Resource and Compensation Committee also administers the 1989 Employee Stock Purchase Plan (the “1989 ESPP”) and the Global Employee Stock Purchase Plan (the “GESPP”).

The Human Resource and Compensation Committee is governed by a charter which is attached to this Proxy Statement as Exhibit C and is also accessible by following the links to “Corporate Governance” on the Company’s web site at http://www.jacobs.com. The Board of Directors has affirmatively determined that all of the members of the Human Resource and Compensation Committee meet the independence standards of Section 303A.02 of the New York Stock Exchange’s listing standards. During fiscal 2004 the Human Resource and Compensation Committee held three meetings. The members of the Compensation Committee are Dr. Laurance (Chair), and Messrs. Fritzky and Montoya.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board in identifying, screening and recommending qualified candidates to serve as directors of the Company and for considering and making recommendations to the Board concerning the Company’s corporate governance policies, principles and guidelines, including, but not limited to, the appropriate size, function and needs of the Board. The qualifications that the Board considers in locating qualified candidates to serve as directors include education, professional and academic affiliations, industries served, length of service, positions held, geographies served and diversity. The Chair of the Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. Once potential candidates are identified, then the Chair and the Chairman of the Board and Chief Executive Officer review the backgrounds of those candidates with the Nominating and Corporate Governance Committee. Final candidates are chosen and then interviewed by non-management directors and executive management of the Company. Based on the interviews, the Nominating and Corporate Governance Committee then makes its recommendation to the Board. If the Board approves the recommendation, then the candidate is nominated for election by the Company’s shareholders. With regard to shareholder nomination of directors for election please see the requirements described below under “Shareholders’ Proposals.”

The Nominating and Corporate Governance Committee is governed by a charter which is attached to this Proxy Statement as Exhibit D and is also accessible by following the links to “Corporate Governance” on the Company’s web site at http://www.jacobs.com. The Board of Directors has affirmatively determined that all of the members of the Nominating and Corporate Governance Committee meet the independence standards of Section 303A.02 of the New York Stock Exchange’s listing standards. During fiscal 2004 the Nominating and Corporate Governance Committee held six meetings. The members of the Nominating and Corporate Governance Committee are Ms. Fayne Levinson (Chair), Mr. Gwyn and Ambassador Niles.

CONTACT THE BOARD

Any shareholder and employee who desires to communicate with the Company’s non-management directors may do so as follows:

1.	Confidentially or anonymously through the Company’s Integrity Hotline, 1 (877) JACOBS2, or 1 (877) 522-6272;

2.	By writing to Presiding Director, c/o Corporate Secretary, Jacobs Engineering Group Inc., 1111 South Arroyo Parkway, Pasadena, California, U.S.A., 91105, in an envelope marked confidential; or

3.	By sending an email to Presiding.Director@Jacobs.com.

All communications required by law or regulation to be relayed to the Board of Directors are relayed immediately after receipt. Any communications received from security holders of the Company by management which have not also been sent directly to the Board of Directors will be processed as follows: (i) if the security holder specifically requests that the communication be sent to the Board, the communication will then be promptly relayed to the Board; and (ii) if the security holder does not request that the communication be sent to the Board, then management will promptly relay to the Board all communications that the management of the Company, using its best business judgment, determines should be relayed to the Board.

CONTACT THE AUDIT COMMITTEE

Any shareholder and employee may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Employees are encouraged to report their concerns and complaints to the Company’s senior management, to the Vice President, Internal Audit or to the Audit Committee of the Board of Directors. Confidential, anonymous reports may be made as follows:

1.	Through the Company’s Integrity Hotline;

2.	By writing to the Chair of the Audit Committee, c/o Corporate Secretary, Jacobs Engineering Group Inc., 1111 South Arroyo Parkway, Pasadena, California, U.S.A., 91105, in an envelope marked confidential; or

3.	By sending an email to Audit.Committee@Jacobs.com.

AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting processes. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements included in the Company’s Annual Report on Form 10-K. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as well as those communications required by the Securities and Exchange Commission (the “SEC”) rules and regulations. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

The Audit Committee adopted the pre-approval policies and procedures for certain audit and non-audit services which the Company’s independent auditors have historically provided. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of the Company’s audit firm while recognizing that in certain situations the Company’s independent auditor may possess the expertise and be in the best position to advise the Company on issues and matters other than accounting and auditing.

The policies and procedures adopted by the Audit Committee allow the general pre-approval by the Audit Committee of certain services, such as audit-related services (which include providing accounting and auditing consultation relating to due diligence activities, and advising the Company with respect to the applicability and implementation of new accounting standards) and tax services (which include general tax compliance, tax research and planning services), without a specific case by case consideration of each of the services to be performed by the independent auditors. The policies and procedures require that any other services, including the annual audit services and any other attestation services, be expressly and specifically approved by the Audit Committee prior to such services being performed by the independent auditors. In addition, any proposed services exceeding the general pre-approved cost levels or budgeted amounts will require specific pre-approval by the Audit Committee. The Audit Committee will consider whether all pre-approved services are consistent with the SEC’s rules and regulations on auditor independence.

All audit and non-audit services performed by Ernst & Young during fiscal 2004 were pre-approved pursuant to the procedures outlined above.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2004, for filing with the SEC.

Audit and Non-Audit Fees.    The following fees were paid to Ernst & Young LLP for services provided to the Company for the fiscal years 2003 and 2004:

	Fiscal Year Ending September 30, 2003	Fiscal Year Ending September 30, 2004
Audit fees	$2,427,100	$2,692,300
Audit related fees (a)	531,000	1,391,700
Tax fees	1,831,800	471,400
All other fees (b)	162,000	—

Total	$4,951,900	$4,555,400

(a)	Consists primarily of fees paid for accounting and auditing consultation services; government contract compliance audits, reviews, and other agreed-upon procedures; audits of the Company’s employee benefit plans; assistance with registration statements filed with the SEC; and due diligence activities relating to mergers and acquisitions.
(b)	Consists primarily of fees paid for consultation services related to the disposition of certain subsidiaries.

The Audit Committee has considered whether the provision by Ernst & Young LLP of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

DAVID M. PETRONE, Chair

JOSEPH R. BRONSON

ROBERT C. DAVIDSON, JR.

REPORT ON EXECUTIVE COMPENSATION

The overall objectives of the Company’s executive compensation program are as follows:

—To enable the Company to attract, motivate and retain highly-qualified executives by offering competitive base salaries that are consistent with the Company’s size.

—To reward executives for past performance through a bonus program that places a substantial component of their pay at risk based on the Company’s performance as measured by its return on net equity.

—To provide an incentive for continued service and future performance through the use of stock options.

—To encourage executives to have an equity ownership in the Company.

The Human Resource and Compensation Committee of the Board of Directors (the “Committee”) is responsible for reviewing and approving the compensation of all executive officers and all stock option grants to all employees.

Base Salary.    In setting executive officer base salaries for fiscal 2004 the Committee considered the recommendations of Dr. Jacobs, Mr. Watson and Mr. Martin, who made salary recommendations as to all executive officers except themselves, the Committee’s own evaluation of the individual performance of the executive officers against the goals established for the Company, and information compiled by the Company regarding prevailing salaries for executives and senior-level personnel being offered by companies that the Company regards as its competitors.

The Committee considered the fact that the principal provisions for the retirement of the executive officers are the various §401(k) Plans and the 1989 ESPP that are available to all levels of employees of the Company. The Company has no supplemental retirement plans for its executive officers. The Committee also considered that the only employees of the Company who are participants in defined benefit retirement plans are employees of certain acquired companies. Three executive officers participate in such pension plans. The Committee also considered that the employees receiving bonuses through the Company’s Incentive Bonus Plan for Officers and Key Managers may elect to participate in a nonqualified deferred compensation plan whereby a portion of a participant’s salary and bonus may be deferred and paid to the employee at some future date.

The Committee also considered a study by an outside compensation and benefits consulting company that it had commissioned. The consulting company reviewed the compensation, benefits and stock option award history of the Company’s executive officers against three comparator groups: an industry peer group; a general industry group; and a “size and growth rate” peer group demonstrating market capitalizations and growth rates roughly approximating those of the Company. The consulting company concluded that the industry peer group would provide information regarding the competitive pay structure of the Company’s direct competitors, while the general industry group and the “size and growth rate” peer group would provide information regarding the competitive pay structure for companies employing similar resources.

The consulting company approached their analysis several ways. In relation to the peer group, the consulting company compared the compensation paid to the Company’s Chairman of the Board and Chief Executive Officer to other Chief Executive Officers within the industry, and they compared the compensation paid to the Company’s President and Executive Vice Presidents to similar positions within the marketplace. In relation to general industry companies (both the general industry group and the “size and growth rate” peer group), they compared the compensation paid to the Company’s executive officers to survey benchmark positions. Using regression analysis and projecting the

Company’s estimated revenues for fiscal 2004, the consulting company determined predicted pay levels for both the industry peer group and the general industry group, and provided comparison data for each of the Company’s senior executives.

Mr. Watson’s base salary for 2004 was established in the same manner as the base salaries of the other executive officers of the Company. The Committee believes that the total salary and bonus paid to Mr. Watson and to each of the Named Executive Officers were reasonable in light of the performance of the Company for fiscal 2004.

Annual Incentive Bonuses.    Pursuant to the Company’s Incentive Bonus Plan for Officers and Key Managers, each year the Human Resource and Compensation Committee approves a target percentage of pre-tax profits to the net equity of the Company that must be achieved before any bonuses are paid. This target percentage is established on the basis of the Committee’s judgment of what constitutes a reasonable minimum return for the shareholders on their investment in the Company. If pre-tax profits exceed the target, then a predetermined percentage of profits in excess of the target is placed in the bonus pool; if pre-tax earnings exceed two times the target, then a larger percentage of the excess is placed into the bonus pool. In approving the target percentage each year, the Human Resource and Compensation Committee considers changes in accounting standards. For example, when the Financial Accounting Standards Board adopted an accounting standard that eliminated the requirement that goodwill be amortized through periodic charges to earnings beginning in fiscal 2002, the Committee approved an increase to the target percentage for fiscal 2002 (the effect of this change was to ensure that the bonus pool would not increase for earnings attributable solely to a change in accounting principle). A major percentage of the bonus pool is allocated to the officers and key managers of the Company. Fifty percent of the allocation to the officers and key managers is then individually allocated to them in proportion to their weighted salaries, with the salaries of the executive officers given the greatest weight. The remainder of the bonus pool is usually allocated in the same proportions as the initial allocations, but individual allocations may in some cases be adjusted on the basis of the Committee’s subjective evaluations of individual performance. Generally, bonuses are paid in three annual installments contingent upon continued employment and may be further deferred by participants in the Company’s deferred compensation plans.

Stock Options.    In determining stock option awards to executive officers for 2004 the Committee considered Dr. Jacobs’, Mr. Watson’s and Mr. Martin’s recommendations with respect to all executive officers other than themselves, the Committee’s own evaluations of the individual contribution and performance of each of the executive officers and previous option awards to the executive officers. The Committee also considered the stock option awards information and recommended guidelines included in the compensation and benefits study discussed previously.

Because of Dr. Jacobs’ percentage interest in the outstanding stock of the Company, the Committee has never granted Dr. Jacobs stock options, nor awarded shares of restricted stock to him.

Tax Deductibility Considerations.    In 1993 the Internal Revenue Code was amended to limit the deductibility of certain compensation and benefits paid to the chief executive officer and the four highest paid executive officers in excess of $1 million to each of them. The Committee believes that the compensation payable for fiscal year 2005 will not result in any significant loss of tax deductions for the Company. It is the Committee’s intent to adopt policies to obtain maximum deductibility of executive compensation, consistent with the objectives of the Company’s executive compensation program outlined above. The Committee will continue to monitor the regulations issued by the IRS under this provision.

DALE R. LAURANCE, Chair

EDWARD V. FRITZKY

BENJAMIN F. MONTOYA

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation of the Company’s Chairman of the Board and Chief Executive Officer and the four most highly compensated officers at the end of the Company’s last completed fiscal year (collectively, the “Named Executive Officers”) for services in all capacities to the Company and its subsidiaries during its 2002, 2003 and 2004 fiscal years:

Name	Year	Annual Compensation(a)		Long-term Compensation Options/SARs (Shares)(b)	Other(c)
		Salary ($)	Bonus ($)
Noel G. Watson Chairman of the Board and Chief Executive Officer	2004 2003 2002	996,810 946,670 875,010	717,400 883,130 876,090	150,000 150,000 135,000	7,810 7,010 5,680

Joseph J. Jacobs Former Chairman of the Board	2004 2003 2002	724,950 690,000 432,200	717,400 700,000 676,090	— — —	— — —

Craig L. Martin President	2004 2003 2002	724,950 690,000 470,000	521,750 643,680 470,580	50,000 50,000 135,000	7,830 6,960 4,680

Thomas R. Hammond Executive Vice President	2004 2003 2002	548,750 521,670 484,670	394,940 486,650 485,270	30,000 30,000 35,000	6,150 6,000 6,000

John W. Prosser, Jr. Executive Vice President	2004 2003 2002	420,000 390,000 356,670	246,950 272,870 267,830	40,000 10,000 10,000	7,820 7,020 5,680

(a)	Represents amounts earned by the named executive during the year indicated, and includes amounts deferred under the Jacobs Engineering Group Inc. 401(k) Plus Savings Plan and Trust (the “401(k) Plan”) and the Company’s nonqualified Executive Deferral Plans.
(b)	Consists solely of non-qualified stock options granted pursuant to the 1999 Stock Plan.
(c)	Consists solely of Company contributions to the 401(k) Plan.

Option/SAR Grants in Last Fiscal Year

Stock options granted during fiscal year 2004 to all of the Company’s executive officers, including the Named Executive Officers, were granted under the 1999 Stock Plan. The 1999 Stock Plan permits the granting of stock options and the awarding of restricted stock to employees of the Company and its subsidiaries, as well as to employees of “related companies” (as defined in the 1999 Stock Plan). The 1999 Stock Plan was adopted by the Board of Directors, and approved by the Company’s shareholders, as the successor stock award plan to the Jacobs Engineering Group Inc. 1981 Executive Incentive Plan (the “1981 Plan”). The following table contains information concerning options granted to the Named Executive Officers during fiscal year 2004.

Name	Number of Options Granted (a)	Percent- age of all options granted (b)	Exercise Price	Market Price on Date of Grant	Grant Date	Potential Realizable Value at the Following Assumed Rates of Annual Stock Price Appreciation Over a 10-year Option Term (dollars in thousands)
						0%	5%	10%
Noel G. Watson	150,000	15.06%	$46.89	$46.89	24-Jun-11	—	$4,404	$11,162

Joseph J. Jacobs	—	—	—	—	—	—	—	—

Craig L. Martin	50,000	5.02%	$46.89	$46.89	24-Jun-11	—	$1,468	$3,721

Thomas R. Hammond	30,000	3.01%	$46.89	$46.89	24-Jun-11	—	$881	$2,232

John W. Prosser, Jr.	40,000	4.02%	$46.89	$46.89	24-Jun-11	—	$1,175	$2,976

Gain for all shareholders as a group, based on 56,698,514 shares outstanding at September 30, 2004, and a year-end stock price of $38.29 per share							$1,365,321	$3,459,993

Gain of “named executive officers” as a percent of total gain to all shareholders							0.58%	0.58%

(a)	All grants consisted of non-qualified options pursuant to the 1999 Stock Plan.
(b)	Calculation based upon grants of options for 996,000 shares during fiscal 2004.

Aggregated Option/SAR Exercises in Last Fiscal Year

and FY-End Option/SAR Values

The following table sets forth information regarding option exercises during fiscal year 2004 by the Named Executive Officers and the value of their unexercised options on September 30, 2004. The Company has never granted any stock appreciation rights.

Name	Shares Acquired on Exercises	Total Value Realized ($)	Number of Unexercised Options at FYE (shares)		Value of Unexercised In-the-Money Options at FYE ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Noel G. Watson	—	—	607,500	357,500	7,113,975	338,125
Joseph J. Jacobs	—	—	—	—	—	—
Craig L. Martin	—	—	306,500	192,500	4,673,835	885,625
Thomas R. Hammond	—	—	310,500	82,500	5,888,035	67,625
John W. Prosser, Jr.	—	—	113,500	56,500	2,231,080	21,640

PERFORMANCE GRAPH

The following graph shows the changes over the past five-year period in the value of $100 invested in (1) the common stock of Jacobs Engineering Group Inc.; (2) the Standard & Poor’s 500 Index; and (3) the Dow Jones Heavy Construction Group Index. The values of each investment are based on share price appreciation, with reinvestment of all dividends (assuming any were paid). For each graph, the investments are assumed to have occurred at the beginning of each period presented.

Comparison of Five Year Cumulative Total Return(a)

Among Jacobs Engineering Group Inc., the S&P 500 Index, and

the Dow Jones Heavy Construction Group Index

	Cumulative Total Return
	9/99	9/00	9/01	9/02	9/03	9/04
Jacobs	$100.00	$124.04	$192.00	$190.03	$277.54	$235.63
S&P 500	100.00	113.28	83.13	66.10	82.22	93.63
Dow Jones Heavy Construction	100.00	106.66	120.46	96.87	137.17	150.87

(a)	The cumulative total return information used to prepare the preceding graph was provided by Research Data Group, Inc.

2.    APPROVAL OF THE AMENDMENT TO THE 1999 STOCK PLAN

There will be presented in the meeting a proposal to approve the 1999 Stock Plan as it has been amended by action of the Board of Directors. The amendment increases the number of shares reserved for the 1999 Stock Plan by 2,000,000 shares of common stock, and provides that no more than 50% of such 2,000,000 share increase, and any subsequent increase in the number of authorized shares, may be awarded in the form of restricted stock. The complete text of the 1999 Stock Plan reflecting the amendment approved by the Board of Directors is attached as Exhibit E to this Proxy Statement. The following discussion is qualified in all respects by reference to the 1999 Stock Plan.

The 1999 Stock Plan was approved by the Board of Directors of the Company on December 2, 1999, and by the shareholders of the Company on February 8, 2000 and February 11, 2003. When the 1999 Stock Plan was adopted the shareholders reserved 2,000,000 shares of common stock. The 2,000,000 shares were subsequently increased to 4,000,000 shares by a two-for-one stock split that occurred on April 1, 2002. The 4,000,000 shares were subsequently increased by the shareholders of the Company on February 11, 2003 to 5,600,000.

As discussed below, the 1999 Stock Plan provides for the issuance of two types of incentive awards: stock options and restricted stock. The following table sets forth certain information about the 1999 Plan Stock:

At September 30, 2004:
Total number of shares of common stock authorized for issuance	5,600,000

Number of shares of common stock that remain available for issuance	5,079,835
Number of options outstanding	(4,292,460)

Number of shares of common stock available for future awards	787,375

Total number of shares of common stock that may be issued in the form of restricted stock (limitation discussed below)	560,000
Number of shares of restricted stock awards made	(134,000)

Number of shares of common stock that may be awarded in the future in the form of restricted stock	426,000

Does the Plan allow for the repricing of outstanding stock options without shareholder approval?	No

Purpose of the 1999 Stock Plan

The purpose of the 1999 Stock Plan is to advance the interests of the Company and its Related Companies (defined below) by encouraging and enabling the acquisition of a financial interest in the Company by the employees of the Company and its Related Companies. In addition, the 1999 Stock Plan is intended to aid the Company in attracting and retaining employees, stimulating the efforts of its employees and encouraging them to remain in the employ of the Company.

Administration

The 1999 Stock Plan is administered by the Human Resource and Compensation Committee, or any committee appointed by the Board of Directors that is composed solely of directors who are non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Administering Committee”). The Administering Committee is authorized to approve all incentive awards under the 1999 Stock Plan, to interpret the 1999 Stock Plan, to fix the forms and terms of incentive awards and times of issuance, to implement any provision of the 1999 Stock Plan by appropriate rules and determinations and to exercise such powers as may be necessary to carry out their functions under the 1999 Stock Plan. None of the members of the Administering Committee are eligible to receive awards under the 1999 Stock Plan. It is the policy of the Board that the composition of the Administering Committee be identical to that of the Human Resource and Compensation Committee.

Notwithstanding the foregoing, with respect to any incentive award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended, the Administering Committee may appoint one or more separate subcommittees (any such committee, a “Subcommittee”) composed of one or more directors of the Company, who unlike the members of the Administering Committee, may be employee directors of the Company. The Administering Committee may delegate to any such Subcommittee(s) the authority to grant incentive awards, to determine all terms of such incentive awards and/or to administer the 1999 Stock Plan, pursuant to the terms of the 1999 Stock Plan. Subject to the limitations of the 1999 Stock Plan and the limitations of the Administering Committee’s delegation, any such Subcommittee would have the full authority of the Administering Committee pursuant to the terms of the 1999 Stock Plan. Any such Subcommittee shall not, however, grant incentive awards on terms more favorable than incentive awards granted by the Administering Committee. Actions by any such Subcommittee within the scope of delegation shall be deemed for all purposes to have been taken by the Administering Committee. Any such Subcommittee shall be required to report to the Administering Committee on any actions that the Subcommittee has taken.

Eligibility for Awards

In the discretion of the Administering Committee an incentive award may be granted or awarded to any employee of the Company or a Related Company. A Related Company is any corporation or other business organization in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital at the time the award is made. In the course of its business, the Company sometimes obtains a 20% or more interest in such Related Companies pursuant to strategic alliances that it makes with other companies. As part of these strategic alliances the Company frequently furnishes some of its own employees to the Related Company. The purpose of granting options to such employees is to retain their loyalty to the Company. There are approximately 450 employees of the Company and its Related Companies eligible to receive awards under the 1999 Stock Plan.

Forms of Awards

The 1999 Stock Plan provides for the grant of the following types of awards:

1. Stock Options.    The Company may grant nonqualified stock options and incentive stock options (“ISOs”) under the 1999 Stock Plan. A nonqualified stock option gives the optionee the right to purchase common stock of the Company at a price that is not less than 85% of the fair market value of the shares on the date the option is granted. ISOs must comply with Section 422 of the Internal Revenue Code of 1986, which requires among other matters that the option price be 100% of the fair market value of the shares on the date the option is granted. In addition, Section 422 requires that the total fair market value, determined at the time the option is granted, of shares for which ISOs first become exercisable by an optionee during any calendar year may not exceed $100,000.

Under both forms of option, an optionee must agree as a condition to the exercise of the option to remain in the employ of the Company or its Related Companies for not less than one year after the grant of the option. The option will become exercisable in such amounts and during such time periods as the Administering Committee in its sole discretion determines and provides in the option agreement that the Company enters into with the option holder. In no event, however, will any option be exercisable after the expiration of the tenth year following the date on which the option is granted.

Except as determined by the Administering Committee at the time an option is granted, options are not assignable or transferable other than by will or by the laws of descent and distribution. Schedule A to the 1999 Stock Plan, a copy of which is attached to this Proxy Statement, sets forth the effects of the termination of employment, other changes of employment or employee status, death, retirement or a change in control on outstanding options. However, the Administering Committee may vary the terms set forth on Schedule A in particular cases if it deems appropriate. The purchase price payable upon the exercise of an option is payable in full in cash or its equivalent acceptable to the Company, as determined by the Administering Committee. In the discretion of the Administering Committee, the purchase price may be paid by the assignment and delivery to the Company of shares of common stock of the Company that the optionee has owned for at least six months prior to the exercise, or by a combination of shares and cash, equal in value to the option exercise price. In addition, withholding taxes due upon the exercise of nonqualified options may be satisfied in whole or in part by reassigning to the Company stock acquired upon the exercise.

2. Restricted Stock.    The Company may award and issue Restricted Stock to an employee. Restricted Stock is common stock of the Company subject to certain restrictions on transfer. Restricted Stock may not be sold, exchanged, donated, pledged or otherwise transferred until the expiration of a period of time fixed by the Administering Committee in the agreement that the Company enters into with the employee at the time the stock is issued. Upon the termination of the employee’s employment with the Company or a Related Company for any reason, including death or disability unless the Administering Committee in its sole discretion decides to release the shares from the restrictions on transfer following death or disability, the employee is required to forfeit and surrender his or her Restricted Stock to the Company to the extent it is still subject to the restrictions on transfer. Withholding taxes due from the employee upon the lapse of restrictions on transfer may be satisfied in whole or in part by reassigning shares of common stock back to the Company.

Under the terms of the amendment to be voted on by the shareholders, the number of shares of common stock that may be awarded in the form of Restricted Stock is limited to 10% of the first 5,600,000 shares authorized under the plan, and 50% of any shares authorized in excess of 5,600,000.

United States Federal Income Tax Consequences

Nonqualified Options.    An employee will not recognize any income upon receipt of a nonqualified stock option, and the Company will not be entitled to a deduction for federal income tax purposes in the year of grant. Ordinary income will be realized by the holder at the time the nonqualified stock option is exercised and the shares are transferred to the employee. The amount of such taxable income, in the case of a nonqualified stock option, will be the difference, if any, between the option price and the fair market value of the shares on the date of exercise.

ISOs.    An employee who receives an ISO will not recognize any income for federal income tax purposes upon receipt of the ISO, and the Company will not realize a deduction for federal income tax purposes. However, the difference between the fair market value of the stock on the date of grant and the option exercise price is a tax preference item that may subject the optionee to the alternative minimum tax. If the optionee does not dispose of the ISO shares within two years from the date the option was granted or within one year after the shares were transferred to him on exercise of the option, then that portion of the gain on the sale of the shares that is equal to the difference between the sales price and the option exercise price will be treated as a long term capital gain. The Company will not be entitled to a deduction either at the time the employee exercises the ISO or subsequently sells the ISO shares. However, if the employee sells the ISO shares within two years after the date the ISO is granted or within one year after the date the ISO is exercised, then the sale is considered a disqualifying sale, and the spread on exercise will be taxed as ordinary income. The balance of the gain will be treated as long- or short-term capital gain depending on the length of time the employee held the stock. If the shares decline in value after the date of exercise, the compensation income will be limited to the difference between the sale price and the amount paid for the shares. The tax will be imposed in the year the disqualifying sale is made. The Company will be entitled to a deduction equal to the ordinary income recognized by the employee.

Restricted Stock.    Employees receiving Restricted Stock will not recognize any income upon receipt of the Restricted Stock. Ordinary income will be realized by the holder at the time that the restrictions on transfer are removed or have expired. The amount of ordinary income will be equal to the fair market value of the shares on the date that the restrictions on transfer are removed or have expired. The Company will be entitled to a deduction at the same time and in the same amount as the ordinary income the employee is deemed to have realized.

Generally, when an employee disposes of shares acquired under the 1999 Stock Plan, the difference between the sales price and his or her basis in such shares will be treated as long- or short-term capital gain or loss depending upon the holding period for the shares.

Options for Employees Outside the U.S.

Under the 1999 Stock Plan, in the discretion of the Administering Committee, employees of the Company and its Related Companies located outside the United States are eligible to receive options. Since the laws, including tax laws and policies, of the countries where these employees are located may differ from those of the United States, the 1999 Stock Plan gives the Administering Committee the power to adopt special terms and conditions for options being granted to employees outside the United States in order to comply with the laws and policies of the countries involved. These special terms and conditions may be set forth in the award agreements with the employees or in any such other form as the Administering Committee may approve. However, the 1999 Stock Plan does not permit the Administering Committee to approve terms and conditions for options that are inconsistent with the terms and conditions of the 1999 Stock Plan as then in effect.

Amendment of the 1999 Stock Plan

The Board of Directors may terminate, modify or amend the 1999 Stock Plan at any time without shareholder approval, except that shareholder approval is required for any amendment that would increase the number of shares reserved for the 1999 Stock Plan, accelerate the removal of restrictions on Restricted Stock, increase the time period during which options may be exercised, extend the life of the 1999 Stock Plan, reprice or replace any outstanding stock option or materially increase the benefits accruing to participants under the 1999 Stock Plan.

Adjustment of Awards

In the event of any change in capitalization, such as a stock dividend or stock split, or in the event of a merger where the Company is the surviving corporation, appropriate adjustments shall be made in the awards that have been or may be granted under the 1999 Stock Plan. In the event that the Company is not the surviving corporation in a merger or other reorganization, then all options and stock appreciation rights then outstanding under the 1999 Stock Plan will be fully vested and exercisable, and the forfeiture restrictions on Restricted Stock will lapse, unless the merger or reorganization agreement provides participants with substantially similar rights.

Change in Control of the Company

The 1999 Stock Plan provides that, if the employment with the Company of a holder of an award under the 1999 Stock Plan is terminated for any reason within three years following a “change in control” of the Company, then all options held by the employee under the 1999 Stock Plan will be fully vested and exercisable and all forfeiture provisions imposed on Restricted Stock will lapse. A “Change in Control” means a change in control of such a nature that it would be required to be reported to the SEC, and in any event will be deemed to have occurred if (i) any person is or becomes the beneficial owner, directly or indirectly, of securities representing 25% or more of the combined voting power for election of directors of the Company, (ii) during any period of two consecutive years or less individuals who at the beginning of the period constituted all of the members of the Board of Directors fail to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period, (iii) the shareholders of the Company approve any merger as a result of which the common stock would be changed, converted or exchanged for the shares of another corporation, any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company, or (iv) the shareholders of the Company approve a merger as a result of which persons who were shareholders of the Company immediately prior to the merger will have beneficial ownership of less than 50% of the combined voting power for the election of directors of the surviving corporation following the merger. However, in no such event will a change in control be deemed to have occurred if prior to the occurrence of any event that would otherwise cause a change in control the Board of Directors determines that such event will not constitute a change in control.

Equity Compensation Plans of the Company

The following table presents certain information about the Company’s equity compensation plans as of September 30, 2004:

	A		B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A))
Equity compensation plans approved by security holders	5,825,163	(1)	$29.16	2,991,552
Equity compensation plans not approved by security holders	—		—	—

Total	5,825,163		$29.16	2,991,552

(1)	The number in Column A excludes purchase rights accruing under our two, broad-based, shareholder-approved employee stock purchase plans: the Jacobs Engineering Group Inc. 1989 Employee Stock Purchase Plan (the “1989 ESPP”), and the Global Employee Stock Purchase Plan (the “GESPP”). These plans give employees the right to purchase shares at an amount and price that are not determinable until the end of the specified purchase periods, which occur at semi-annual intervals each year. Our shareholders have authorized a total of 11.4 million shares of common stock to be issued through the 1989 ESPP and the GESPP, which our Board of Directors voluntarily reduced by 0.6 million shares on July 26, 2001. From the inception of the 1989 ESPP and the GESPP through September 30, 2004, a total of 8.9 million shares have been issued, leaving 1.9 million shares of common stock available for future issuance at that date.

The last reported sale of the common stock on the New York Stock Exchange on January 3, 2005 was at $46.38 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE 1999 STOCK PLAN.

3.    APPROVAL OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, with the concurrence of the Audit Committee, has selected Ernst & Young LLP to audit the accounts of the Company for its fiscal year ending September 30, 2005. The Company has been advised by Ernst & Young LLP that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors and consultants.

If the selection of Ernst & Young LLP is not approved by the holders of a majority of the shares represented at the meeting and voting on the proposal, or if prior to the Annual Meeting to be held in February, Ernst & Young LLP should decline to act or become incapable of acting, or if its selection should be otherwise discontinued by the Board of Directors, then in any such case the Board of Directors will appoint other independent auditors whose selection for any period subsequent to the 2005 Annual Meeting will be subject to ratification by the shareholders at the 2006 annual meeting.

The Company has been advised that representatives of Ernst & Young LLP will be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING SEPTEMBER 30, 2005.

4.    OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the meeting and does not know of any business intended to be presented by others.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered Class of the Company’s equity securities to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during the fiscal year ended September 30, 2004, except that on December 18, 2003, the Company reported on Form 4 on behalf of Dr. Joseph J. Jacobs, who was a Director of the Company at the time, the December 9, 2003 sale of 200 shares of common stock, and on March 23, 2004, the Company reported on Forms 4 on behalf of Messrs. Clement, Kremer, and Taylor, who are executive officers of the Company, the February 10, 2004 awards of stock options to acquire 10,000 shares each of common stock at a price of $44.31 per share. These awards were made in connection with the relocation and reassignments of these executive officers.

EXECUTIVE OFFICERS

For information about the executive officers of the Company, see Part III, “Item 10—Directors and Executive Officers of the Registrant” in the Company’s Annual Report on Form 10-K.

SHAREHOLDERS’ PROPOSALS

Under the Bylaws of the Company, shareholders who wish to nominate persons for election to the Board of Directors must submit their nominations to the Company not less than 60 nor more than 90 days prior to the date of the shareholders’ meeting at which they wish a nomination to be considered. Nominations must include certain information concerning the nominee and the proponent’s ownership of common stock of the Company. Nominations not meeting these requirements will not be entertained at the annual meeting. The Secretary of the Company should be contacted in writing at the address on the first page of this proxy statement to submit a nomination or to obtain additional information as to the proper form of a nomination.

Proposals, other than nominations of persons for election to the Board for consideration at the 2006 annual meeting of shareholders, must be submitted to the Company no later than November 26, 2005. However, in order to be included in the Company’s proxy statement and proxy relating to the 2006 annual meeting, proposals of shareholders must be received by the Secretary of the Company no later than September 8, 2005. If timely notice is not given of a shareholder proposal, then the proxies named on the proxy cards distributed by the Company for the annual meeting may use the discretionary voting authority granted them by the proxy cards if the proposal is raised at the meeting, whether or not there is any discussion of the matter in the proxy statement. The 2006 annual meeting of shareholders is scheduled to be held on Tuesday, February 14, 2006.

CODE OF ETHICS AND CORPORATE GOVERNANCE GUIDELINES

The Company adopted a code of ethics for its chief executive, chief financial and principal accounting officers; a code of business conduct and ethics for members of its Board of Directors; and corporate governance guidelines. The full text of the codes of ethics and corporate governance guidelines are accessible by following the links to “Corporate Governance” on the Company’s website http://www.jacobs.com. In the event the Company makes any amendment to, or grants any waiver from, a provision of the code of ethics that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons therefor on its website. The Company undertakes to provide any person without charge a copy of any of the aforementioned codes of ethics and corporate governance guidelines upon receipt of a written request. Requests should be addressed to: Jacobs Engineering Group Inc., 1111 S. Arroyo Parkway, Pasadena, California, 91105, Attention: Corporate Secretary.

ANNUAL REPORT, FINANCIAL AND ADDITIONAL INFORMATION

The Annual Financial Statements and Review of Operations of the Company for fiscal 2004 can be found in the Company’s Annual Report on Form 10-K for the year ended September 30, 2004. A copy of the Company’s Annual Report on Form 10-K is being mailed concurrently with this Proxy Statement to each shareholder of record on the Record Date.

The Company’s Annual Report on Form 10-K, the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors, the Company’s Code of Ethics for the Chief Executive, Chief Financial and Principal Accounting Officers, and the Company’s Corporate Policy Concerning Business Conduct are all accessible by following the links to “Corporate Governance” on the Company’s web site at http://www.jacobs.com. The Company will furnish without charge a copy of the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors, the Company’s Code of Ethics for the Chief Executive, Chief Financial and Principal Accounting Officers, and the Company’s Corporate Policy Concerning Business Conduct to any person requesting in writing and stating that he or she is a beneficial owner of common stock of the Company. In addition, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, to any person requesting in writing and stating that he or she was the beneficial owner of common stock of the Company on January 3, 2005. The Company will also furnish copies of any exhibits to the Form 10-K to eligible persons requesting exhibits at $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests and inquiries should be addressed to:

Investor Relations

Jacobs Engineering Group Inc.

1111 South Arroyo Parkway

Pasadena, California 91105

By Order of the Board of Directors

WILLIAM C. MARKLEY, III
Senior Vice President, General Counsel and Secretary

Pasadena, California

January 3, 2005

EXHIBIT A

The Jacobs Engineering Group Inc. Board of Directors

Guidelines for Determining the Independence of Its Members

December 2, 2004

It is expected the Board members (in that role) will exercise diligently and in good faith their independent judgment in the best interests of the Company and its shareholders as a whole, notwithstanding their other activities or affiliations.

No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

In making such determination the Board shall broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board should consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

In addition, a director will be determined by the Board to not be independent if:

(i)  The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company.

(ii)  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)(A)  The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(iv)  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v)  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

(vi)  The director is an executive officer of any tax exempt organization that has received in any of the last three fiscal years, contributions from the Company in any single fiscal year which exceeds the greater of $1 million, or 2% of such tax exempt organization’s consolidated annual gross revenues.

As used herein, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. “The Company” means Jacobs Engineering Group Inc. and all of its subsidiaries.

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EXHIBIT B

AUDIT COMMITTEE CHARTER

1.    Members.    The Board of Directors (the “Board”) shall appoint an Audit Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as Chair. For purposes hereof, “independent” shall mean a director who both meets the New York Stock Exchange definition of “independence” as determined by the Board in its business judgment and satisfies the Guidelines for Determining Independence of its Members adopted by the Board.

Each member of the Company’s Audit Committee shall be financially literate and at least one member of the Audit Committee shall have accounting or related financial management expertise, both as the Board interprets such qualifications in its business judgment. Also, at least one member of the Audit Committee shall meet the Securities and Exchange Commission’s definition of an “audit committee financial expert,” as determined by the Board in its business judgment. One member may satisfy both qualifications. No member of the Company’s Audit Committee may serve on the audit committee of more than three public companies unless the Board has determined in its business judgment that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee.

2.    Purposes, Duties, and Responsibilities.    The Audit Committee shall represent the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries and shall regularly report to the Board. The Audit Committee shall assist the Board with oversight of: (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent auditor’s qualifications and independence; and (d) the performance of the Company’s internal audit function and independent auditors. The Audit Committee shall also prepare the Audit Committee Report for inclusion in the Company’s Annual Proxy Statement. The Audit Committee shall have the authority and responsibility to:

(i)  Retain and terminate the Company’s independent auditors, evaluate the performance, qualifications and independence of the independent auditors and be directly responsible for the appointment, compensation and oversight of the work of any independent registered public accounting firm engaged by the Company. This evaluation should include the review and evaluation of the lead partner of the independent registered public accounting firm. In making its evaluations, the Audit Committee should take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function). In addition to assuring the regular rotation of the lead audit partner as required by law the Audit Committee should further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee should present its conclusions with respect to the independent auditor to the Board.

(ii)  Pre-approve all permissible non-audit services and all audit, review or attest engagements, and the compensation, fees and terms for such services provided by the independent auditors. By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.

(iii)  Establish policies and procedures for the pre-approval of services by the independent auditors. The Audit Committee reviews proposed services by the independent auditors at least semiannually. The Audit Committee has delegated to the Audit Committee Chair the authority to pre-approve any non-material changes to any non-audit-related services previously approved by the Audit Committee to be performed by the independent auditor, and requested that the Chair report to the Audit Committee all such changes on non-audit-related work at the next Audit Committee meeting.

(iv)  Review with the independent auditor their audit procedures, including the scope, fees and timing of the audit, and the results of the annual audit examination and any accompanying management letters.

(v)  Obtain and review, at least annually, a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditors and the Company.

(vi)  Review with the independent auditor the written statement from the auditor, required by the Independence Standards Board, concerning any relationships between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor. The Audit Committee shall also consider whether the independent auditor’s performance of permissible non-audit services is compatible with the auditor’s independence. Based on such review and consideration, the Audit Committee shall assess the independence of the auditor.

(vii)  Meet to review and discuss with management and the independent auditor the Company’s annual audited financial statements and the quarterly financial statements including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Such review and discussion must include: (A) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements including analyses of the effects of alternative GAAP methods on the financial statements; (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (D) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

(viii)  Review with management and the independent auditor the results of any significant matters identified as a result of the independent auditor’s interim review procedures prior to the filing of each Company’s Quarterly Report on Form 10-Q or as soon thereafter as possible. The Audit Committee chairperson may perform this responsibility on behalf of the Audit Committee.

(ix)  Recommend to the Board whether, based on the review and discussions described in paragraphs (iv) through (viii) above, the financial statements should be included in the Company’s Annual Report on Form 10-K.

(x)  Review with the independent auditor any audit problems or difficulties and management’s response, including reviewing with the independent auditor, as the Audit Committee deems appropriate, any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise), any communications between the firm’s audit team and the firm’s national office respecting auditing or accounting issues presented by the engagement and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The review with the independent auditor should also include discussion of the responsibilities, budget and staffing of the Company’s internal audit function.

(xi)  Review the adequacy of the Company’s internal controls.

(xii)  Review significant changes in the accounting policies of the Company and accounting and financial reporting rule changes that may have a significant impact on the Company’s financial reports.

(xiii)  Establish procedures to receive retain and treat complaints and concerns of employees of the Company and others regarding the Company’s accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of the Company concerns regarding questionable accounting or auditing matters.

(xiv)  Review and discuss the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and ratings agencies.

(xv)  Review and discuss policies with respect to risk assessment and risk management including guidelines and policies that govern the process by which this is handled.

(xvi)  Set clear hiring policies for employees or former employees of the independent auditors.

(xvii)  Review material pending legal proceedings involving the Company and other major financial risk exposures and the steps management has taken to monitor and control such exposures.

(xviii)  Review the adequacy of the Audit Committee Charter on an annual basis and recommend such changes as the Audit Committee may determine from time to time are appropriate.

(xix)  Evaluate the performance of the Audit Committee annually.

(xx)  Report Audit Committee actions to the Board of Directors, including any issues that arose with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the Audit Committee’s conclusions with respect to the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

(xxi)  Determine, in its capacity as a committee of the Board, appropriate funding to be provided by the Company for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any outside advisers employed by the Audit Committee under paragraph 3 below and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

(xxii)  Perform such other duties and responsibilities as may be assigned to the Audit Committee, from time to time, by the Board of Directors and/or the Chairman and Chief Executive Officer.

3.    Outside Advisors.    The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions and shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to any such outside advisors.

4.    Meetings.    The Audit Committee shall meet six times per year: (i) for the first three quarters of the fiscal year once each quarter on the day prior to the release of earnings to review that quarter’s pre-earnings release plus such other matters that may be placed on the agenda; (ii) annually in June on or around the day of the regular Board meeting to review that fiscal year’s Audit Plan activities plus such other matters that may be placed on the agenda; (iii) annually on or around October 31 on the day prior to the release of the year-end earnings to conduct the year-end pre-earnings release review plus such other matters that may be placed on the agenda; and (iv) annually in the second week of February on the day of the Annual Shareholders Meeting and prior to the Annual Meeting of the Board of Directors to conduct the Post Audit meeting plus such other matters that may be placed on the agenda. The Committee shall meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors. The Audit Committee shall also meet at such additional times as the Audit Committee may from time to time deem necessary or appropriate in its judgment.

The meetings may be either in person or telephonically; except that it is intended that the annual meetings in June and February will be held with a majority of the Audit Committee attending in person, except as the Audit Committee may from time to time otherwise deem appropriate or advisable in its judgment. The Audit Committee shall meet in executive session with the independent auditors and the internal auditor at least quarterly. The Audit Committee shall report to the full Board with respect to each meeting and shall make such reports to shareholders as are required by applicable regulations or as are deemed advisable in the Audit Committee’s judgment. The majority of the members of the Audit Committee shall constitute a quorum.

EXHIBIT C

HUMAN RESOURCE AND COMPENSATION COMMITTEE CHARTER

1.    Members.    The Board of Directors (the “Board”) shall appoint a Human Resource and Compensation Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as Chair. For purposes hereof, “independent” shall mean a director who meets both the New York Stock Exchange definition of “independence” as determined by the Board in its business judgment and satisfies the Guidelines for Determining Independence of its Members adopted by the Board. Additionally, members of the Human Resource and Compensation Committee must qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

2.    Purpose, Duties and Responsibilities.    The Human Resource and Compensation Committee shall review and approve corporate goals and objectives relevant to Chairman and Chief Executive Officer compensation, evaluate the performance of the Chairman and Chief Executive Officer in light of these goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the compensation of the Chairman and Chief Executive Officer based on this evaluation; make recommendations to the Board with respect to non-Chairman and Chief Executive Officer compensation, incentive-compensation plans and equity-based plans; and produce a committee report on executive compensation as required by the SEC to be included in the Company’s Annual Proxy Statement or Annual Report on Form 10-K filed with the SEC. In addition the Human Resource and Compensation Committee shall review and report to the Board on the Company’s key strategic and operational human resource issues and succession planning processes. The Human Resource and Compensation Committee shall have the authority and responsibility to:

(i)  Review and recommend to the Board the establishment of the compensation policy for executive officers of the Company, and such other officers of the Company as directed by the Board.

(ii)  Review and recommend to the Board the establishment of the criteria by which bonuses to the Company’s employees are determined, including under the Company’s Incentive Bonus Plan for Officers and Key Managers.

(iii)  Annually evaluate the performance of the Chairman and Chief Executive Officer and determine the compensation of the Chairman and Chief Executive Officer.

(iv)  Determine and approve the long-term incentive component of the Chairman and Chief Executive Officer’s compensation considering the Company’s performance and relative shareholder return, the value of similar incentive awards to Chairman and Chief Executive Officers at comparable companies and awards given to the Company’s Chairman and Chief Executive Officer in past years.

(v)  Review and recommend to the Board the Human Resource and Compensation Committee member qualifications, Human Resource and Compensation Committee member appointment and removal and Human Resource and Compensation Committee structure and operations (including authority to delegate to subcommittees).

(vi)  Approve after consultation with the Chairman and Chief Executive Officer the compensation of all other executive officers annually.

(vii)  Approve any employment and severance agreements between the Company and the executive officers of the Company.

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(viii)  Administer the Company’s 1989 Employee Stock Purchase Plan, Global Employee Stock Purchase Plan, 1999 Stock Incentive Plan and such other stock option or equity participation plans as may be adopted by the shareholders or the Board of Directors from time to time within the authority delegated by the Board of Directors.

(ix)  Review and recommend to the Board all major compensation or benefit programs involving commitments beyond one year (e.g., pension, profit-sharing, etc.).

(x)  Review and report to the Board on the Company’s key strategic and operational human resource issues and programs and review Company succession plans for Officers and Key Managers.

(xi)  Report Human Resource and Compensation Committee actions to the Board of Directors.

(xii)  Delegate any of its authorities or responsibilities to officers of the Company or other key Company management personnel on any of the above matters as the Human Resource and Compensation Committee may from time to time deem appropriate, except that the Human Resource and Compensation Committee may not delegate its authorities or responsibilities under items 2(iii) and 2(iv) above.

(xiii)  Consult with and seek advice from appropriate management personnel, and to exercise its authority (including the sole authority with regard to any compensation consultant retained to assist in the evaluation of the Chairman and Chief Executive Officer or senior executive compensation) to retain, consult with and terminate any outside consultants, auditors, actuaries, investment managers or attorneys and to approve their fees and other retention terms, on any of the above matters, as the Human Resource and Compensation Committee may from time to time deem appropriate.

(xiv)  Review periodically with the Chairman and Chief Executive Officer the succession plans relating to the positions held by executive officers of the Company (other than the Chairman and the Chief Executive Officer), and make recommendations to the Board with respect to the selection of individuals to occupy these positions.

(xv)  Appoint one or more subcommittees composed of one or more directors and delegate any of its authorities or responsibilities to such subcommittees, on any of the above matters, as the Human Resource and Compensation Committee may from time to time deem appropriate.

(xvi)  Annually evaluate the performance of the Human Resource and Compensation Committee and the adequacy of the Human Resource and Compensation Committee Charter.

(xvii)  Perform such other duties and responsibilities as may be assigned to the Human Resource and Compensation Committee from time to time by the Board of Directors and/or the Chairman and Chief Executive Officer or as designated in plan documents.

3.    Meetings.    The Human Resource and Compensation Committee shall meet as often as it deems necessary or appropriate in its judgment but not less than two times per year, either in person or telephonically, and at such times and places as the Human Resource and Compensation Committee determines. The Human Resource and Compensation Committee shall report to the full Board with respect to each meeting and shall make such reports to shareholders as are required by applicable regulations or as deemed advisable in the Human Resource and Compensation Committee’s judgment. The majority of the members of the Human Resource and Compensation Committee shall constitute a quorum.

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EXHIBIT D

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

1.    Members.    The Board of Directors (the “Board”) shall appoint a Nominating and Corporate Governance Committee of at least three members, consisting entirely of “independent” directors of the Board, and shall designate one member as Chair. For purposes hereof, “independent” shall mean a director who both meets the New York Stock Exchange definition of “independence” as determined by the Board in its business judgment and satisfies the Guidelines for Determining Independence of its Members adopted by the Board.

2.    Purpose, Duties and Responsibilities.    The Nominating and Corporate Governance Committee shall identify individuals qualified to become members of the Board consistent with criteria approved by the Board, and recommend to the Board the director nominees for the next annual meeting of shareholders, develop and recommend to the Board a set of corporate governance principles applicable to the Company, and oversee the evaluation of the Board and management. The Nominating and Corporate Governance Committee shall have the authority and responsibility to:

(i)  Recommend to the Board candidates for election or reelection to the Board at each annual meeting of the shareholders of the Company.

(ii)  Recommend to the Board candidates for election by the Board to fill vacancies occurring on the Board.

(iii)  Consider shareholder nominees.

(iv)  Establish the Board’s criteria for selecting new directors.

(v)  Aid in attracting qualified candidates to serve on the Board.

(vi)  Review any outside directorships in other public companies held by any officer of the Company or other Company key management personnel.

(vii)  Monitor and recommend the functions of the committees of the Board, the qualifications of committee members, the committee structure and operations (including authority to delegate to subcommittees) and the performance of annual self-evaluations by each committee to assess the effectiveness of the committee.

(viii)  Recommend appointment and removal of members of the committees of the Board.

(ix)  Advise on changes in Board compensation.

(x)  Recommend to the Board the structure and schedule of Board meetings.

(xi)  Consider matters of corporate governance and establish and review, periodically, the Company’s corporate governance principles and recommend changes, if any, to the Board.

(xii)  Recommend to the Board the procedures to be used to select the Presiding Director and the term and duties of the Presiding Director.

(xiii)  Review, periodically, the Company’s Shareholder Rights Plan.

(xiv)  Review, periodically, the Company’s director retirement policies.

(xv)  Consider and recommend to the Board candidates for succession at the Chairman and the Chief Executive Officer levels, including whether or not the role of the Chairman and Chief Executive should be separate or combined.

(xvi)  Make such additional reports and recommendations to the Board as the Nominating and Corporate Governance Committee may see fit within the scope of its functions.

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(xvii)  Retain, consult with and seek advice from appropriate management personnel, outside consultants or attorneys on any of the above matters as the Nominating and Corporate Governance Committee may from time to time deem appropriate, including the sole authority to retain and terminate any search firm to be used to identify director candidates, any compensation consulting firm retained to assist in the evaluation of director compensation and to approve such firms’ fees and other retention terms.

(xviii)  Annually evaluate the performance of the Nominating and Corporate Governance Committee and the adequacy of the Nominating and Corporate Governance Committee Charter.

(xix)  Appoint one or more subcommittees composed of one or more directors and delegate any of its authorities or responsibilities to such subcommittees, on any of the above matters, as the Nominating and Corporate Governance Committee may from time to time deem appropriate.

(xx)  Report Nominating and Corporate Governance Committee actions to the Board.

(xxi)  Advise the Board on its annual self-evaluation and assessment of performance.

(xxii)  Perform such other duties and responsibilities as may be assigned to the Nominating and Corporate Governance Committee, from time to time, by the Board of Directors and/or the Chairman and Chief Executive Officer.

3.    Meetings.    The Nominating and Corporate Governance Committee shall meet as often as it deems necessary or appropriate, in its judgment, but not less than four times per year, either in person or telephonically, and at such times and places as the Nominating and Corporate Governance Committee determines. The Nominating and Corporate Governance Committee shall report to the full Board with respect to each meeting and shall make such reports to shareholders as are required by applicable regulations or as are deemed advisable in the Nominating and Corporate Governance Committee’s judgment. The majority of the members of the Nominating and Corporate Governance Committee shall constitute a quorum.

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EXHIBIT E

JACOBS ENGINEERING GROUP INC.

1999 STOCK INCENTIVE PLAN

(As Amended and Restated)

1.	Purpose.

The purpose of the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan (the “Plan”) is to advance the interests of Jacobs Engineering Group Inc. (the “Company”) and its Related Companies (as defined in Section 2) by encouraging and enabling the acquisition of a financial interest in the Company by officers and other employees of the Company and its Related Companies. In addition, the Plan is intended to aid the Company and its Related Companies in attracting and retaining employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Related Companies.

2.	Definitions.

Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth in this Paragraph 2.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day on which the New York Stock Exchange is open for securities trading.

“Change in Control” shall mean, with respect to the Company, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (“1934 Act”), provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities representing 25% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors of the Company, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve any merger or consolidation as a result of which the Jacobs Common Stock (as defined below) shall be changed, converted or exchanged (other than by merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors of the Company determines otherwise.

“Committee” means the Human Resource and Compensation Committee of the Board of Directors of the Company, or any committee appointed by the Board of Directors of the Company in accordance with the Company’s By-Laws from among its members for the purpose of administering the Plan. Members of the Committee shall be Non Employee Directors within the meaning of Rule 16b-3 under the 1934 Act.

“Disabled” or “Disability” means the employee meets the definition of “disabled” under the terms of the long term disability plan of the Company or Related Company by which the employee is employed in effect on the date in question, whether or not the employee is covered by such plan.

“Employee” means an employee of the Company or a Related Company.

“Fair Market Value” means the closing price of one share of Jacobs Common Stock as reported by the New York Stock Exchange for the day on which the value is determined. If such day is not a Business Day, then the fair market value shall be determined by reference to the closing price on the first immediately preceding Business Day.

“Incentive Award” means an ISO, an NQSO or Restricted Stock granted or awarded under this Plan.

“ISO” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

“Jacobs Common Stock” means the Common Stock, par value $1.00 per share, of the Company.

“Majority-Owned Related Company” means a Related Company in which the Company owns, directly or indirectly, 50% or more of the voting stock on the date an Incentive Award is granted or awarded.

“NQSO” means a stock option that does not constitute an ISO.

“Options” means ISOs and NQSOs granted under this Plan.

“Optionee” means any person to whom an Option is granted under the Plan.

“Related Company” or “Related Companies” means corporation(s) or other business organization(s) in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital at the relevant time.

“Restricted Stock” means shares of Jacobs Common Stock awarded pursuant to Section 13 of this Plan.

“Retire” means to enter Retirement.

“Retirement” means the termination of an Optionee’s employment with the Company or a Related Company by reason of an Optionee having either (1) attained the age of 65, or (2) attained the age of 60 and completed a total of ten (10) or more consecutive years of employment with the Company, and/or a Related Company.

3.	Incentive Awards.

The Company may grant or award Incentive Awards to those persons meeting the eligibility requirements in Section 6.

4.	Administration.

(a) The Plan shall be administered by the Committee. The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent.

(b) The Committee shall determine the employees of the Company and its Related Companies (including officers) to whom, and the time or times at which, Incentive Awards will be granted or awarded; the number of shares to be subject to each Incentive Award; the duration of each Incentive Award; the time or times within which Options may be exercised; the cancellation of the Incentive Award (with the consent of the holder thereof); and the other terms and conditions of the grant or award of the Incentive Award, at grant or award or while outstanding, pursuant to the terms of the Plan. The provisions and conditions of the Incentive Awards need not be the same with respect to each employee or with respect to each Incentive Award.

(c) The Committee may, subject to the provisions of the Plan, establish such rules, regulations, policies and procedures as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretations of the Plan and the specific conditions and provisions of the Incentive Awards granted or awarded hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Related Companies, the Committee, the Board of Directors of the Company, officers and the affected employees of the Company and/or its Related Companies, employees and the respective successors in interest of any of the foregoing.

(d) Notwithstanding the foregoing, with respect to any Incentive Award that is not intended to satisfy the conditions of Rule 16b-3 under the 1934 Act or Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended, the Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of one or more directors of the Company, who unlike the members of the Committee, may be employee directors of the Company. The Committee may delegate to any such Subcommittee(s) the authority to grant Incentive Awards, to determine all terms of such Incentive Awards and/or to administer the Plan, pursuant to the terms of the Plan. Subject to the limitations of the Plan and the limitations of the Committee’s delegation, any such Subcommittee would have the full authority of the Committee pursuant to the terms of the Plan. Any such Subcommittee shall not, however, grant Incentive Awards on terms more favorable than Incentive Awards granted by the Committee. Actions by any such Subcommittee within the scope of delegation shall be deemed for all purposes to have been taken by the Committee. Any such Subcommittee shall be required to report to the Committee on any actions that the Subcommittee has taken.

(e) The Committee may designate the Secretary of the Company or any other Company employee to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements evidencing Incentive Awards made under the Plan or other documents entered into under the Plan on behalf of the Committee or the Company.

5.	Stock.

The Jacobs Common Stock to be issued, transferred and/or sold under the Plan shall be made available from authorized and unissued Jacobs Common Stock or from the Company’s treasury shares. The total number of shares of Jacobs Common Stock that may be issued or transferred under the Plan pursuant to Incentive Awards hereunder may not exceed 7,600,000 shares (subject to adjustment as described below). Such number of shares shall be subject to adjustment in accordance with this Section 5 and Section 12. Jacobs Common Stock subject to any unexercised portion of an Option that expires or is canceled, surrendered or terminated for any reason may again be subject to Incentive Awards granted under the Plan.

6.	Eligibility.

Incentive Awards may be granted or awarded to employees of the Company and its Related Companies.

In no event may Incentive Awards be granted or awarded to any Employee for more than one million shares in any one calendar year, subject to the adjustment provisions of Section 12 of the Plan.

7.	Grants of Options.

Each Option grant shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with the Plan, as the Committee may approve. Except as otherwise specifically provided in this Plan, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a)    Option Price.    The option price of all ISOs shall be 100% of the Fair Market Value of the Jacobs Common Stock on the date of grant. The option price of all NQSOs shall be not less than 85% of the Fair Market Value of the Jacobs Common Stock on the date of grant.

(b)    Duration of Options.    The duration of Options shall be determined by the Committee, but in no event shall the duration exceed ten (10) years from the date of its grant.

(c)    Other Terms and Conditions.    Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time, including, without limitation, provisions for accelerated vesting of Options, and provisions relating to the termination of Options for conduct deemed detrimental to the Company and/or its Related Companies; provided, however, that, except in the event of a Change in Control or the Disability or death of the employee, no Option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the Option is granted. The grant of an Option to any employee shall not affect in any way the right of the Company and any Related Company to terminate the employment of the holder thereof.

(d)    ISOs.    The Committee, with respect to each grant of an Option to an employee, shall determine whether such Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as such in the written instrument evidencing such Option. Each written instrument evidencing an ISO shall contain all terms and conditions required by Section 422 of the Internal Revenue Code of 1986, as amended. If the written instrument evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO.

The Employee to whom an ISO is granted must be eligible to receive an ISO pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.

The aggregate Fair Market Value (determined in each instance on the date on which an ISO is granted) of the Jacobs Common Stock with respect to which ISOs are first exercisable by any employee in any calendar year shall not exceed $100,000 for such employee. If any Majority-Owned Related Company of the Company shall adopt a stock option plan under which options constituting ISOs may be granted, the fair market value of the stock on which any such ISOs are granted and the times at which such ISOs will first become exercisable shall be taken into account in determining the maximum amount of ISOs that may be granted to the employee under this Plan in any calendar year.

8.	Exercises of Options.

(a) An exercisable Option may be exercised in whole or in part. However, an Option may not be exercised in a manner that will result in fractional shares of Jacobs Common Stock being issued.

(b) All, or any portion, of an exercisable Option shall be deemed exercised upon delivery to the representative of the Company designated for such purpose by the Committee of all of the following: (i) notice of exercise in such form and in such manner as the Committee may authorize; (ii) payment of the exercise price for such Options being exercised; (iii) such representations and documents as the Committee may, in its sole discretion, deem necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state, or foreign securities laws or regulations; and (iv) in the event that the Option is being exercised pursuant to Section 9 of the Plan by any person other than the Employee, proof deemed appropriate by the Committee in its sole discretion of the right of such person to exercise the Option.

(c) The option price shall be paid in full at the time of exercise. Payment is to be made in cash or, at the discretion of the Committee and upon conditions established by it, by the delivery or constructive exchange of shares of Jacobs Common Stock acceptable to the Committee owned by the Employee for such period of time as may be established by the Committee.

(d) The Committee may make such provisions as it may deem appropriate for the withholding or payment by the Employee of any taxes which it determines are required in connection with an exercise of an Option, and an Optionee’s rights in any Incentive Award are subject to satisfaction of such conditions. If permitted by the Committee, the Employee may elect to satisfy all or any portion of such taxes by instructing the Company to withhold shares of Jacobs Common Stock that would otherwise be issuable to the employee by reason of the exercise.

If shares of Jacobs Common Stock are delivered or constructively exchanged to pay the option price, or if shares of Jacobs Common Stock otherwise issuable to the employee by reason of the exercise are withheld to satisfy tax liabilities, the value of the shares delivered or exchanged or that are withheld shall be computed using the Fair Market Value of the Jacobs Common Stock delivered or exchanged, or withheld, determined as of the date of exercise.

9.	Transferability of Incentive Awards.

Except as otherwise provided by the Committee:

(a) Incentive Awards granted or awarded pursuant to the Plan shall not be transferable other than by will or by the laws of descent and distribution.

(b) During the lifetime of an employee, an Option shall be exercisable only by the employee personally, or by the employee’s legal representative.

10.	Effect on Options of Termination of Employment, Other Changes of Employment or Employer Status, Death, Retirement, or a Change in Control.

Schedule A, attached hereto, establishes the effects on outstanding Options of an Employee’s termination of employment, other changes of employment or employer status, death, Disability, Retirement, or a Change in Control, and is hereby incorporated by reference. The Committee may approve grants of Options containing terms and conditions different from, or in addition to, those set forth in Schedule A.

Notwithstanding the provisions of the foregoing paragraph, no Option may have a term of more than ten years.

In the case of leaves of absence, employees will not be deemed to have terminated employment unless the Committee, in its sole discretion, determines otherwise.

The Committee may, with the consent of the affected employee, modify the terms and conditions pertaining to the effect of an employee’s termination on the expiration or exercisability of an Option subsequent to the date of grant.

11.	No Rights as a Shareholder.

An employee or a transferee of an employee pursuant to Section 9 shall have no rights as a shareholder with respect to any Jacobs Common Stock covered by an Option or receivable upon the exercise of an Option until the employee or transferee shall have become the holder of record of such Jacobs Common Stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such Jacobs Common Stock for which the record date is prior to the date on which the employee or transferee shall have in fact become the holder of record of the share of Jacobs Common Stock acquired pursuant to the Incentive Award.

12.	Adjustment in the Number of Shares and in Option Price.

In the event there is any change in the shares of Jacobs Common Stock through the declaration of stock dividends, or stock splits or through recapitalization or merger or consolidation or combination of shares or spin-offs or otherwise, the Committee or the Board of Directors of the Company shall make such adjustment, if any, as it may deem appropriate in the number of shares of Jacobs Common Stock available for Options as well as the number of shares of Jacobs Common Stock subject to any outstanding Option and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares that might otherwise become subject to any Option without payment therefor.

13.	Awards of Restricted Stock.

(a) An Incentive Award in the form of shares of Restricted Stock may be awarded under this Section 13 as determined by the Committee. The shares of Restricted Stock so issued shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, and in the event of termination of the Employee’s employment with the Company for any reason (including death and Disability unless the Committee in its sole discretion terminates the Forfeiture Restrictions following the death or Disability of such Employee), the Employee shall be obligated, for no consideration, to forfeit and surrender such shares (to the extent then subject to the Forfeiture Restrictions) to the Company. The restrictions against disposition and the obligation to forfeit and surrender shares to the Company are herein referred to as “Forfeiture Restrictions”, and the shares that are then subject to the Forfeiture Restrictions are herein sometimes referred to as “Restricted Stock.” Certificates representing Restricted Stock shall be appropriately legended to reflect the Forfeiture Restrictions.

(b) The number of shares of Restricted Stock that may be awarded under this Plan shall be limited to 10% of the first 5,600,000 shares authorized for issuance as Incentive Awards under this Plan, and 50% of any shares authorized for issuance under this Plan in excess of 5,600,000. Any shares of Restricted Stock awarded under this Plan that are forfeited shall again be available for reissuance as Restricted Stock.

(c) The Forfeiture Restrictions with respect to Restricted Stock issued under this Section 13 shall lapse and be of no further force and effect upon the expiration of the period of time fixed by the Committee upon the issuance of such Restricted Stock.

(d) Should the Employee’s employment with the Company or Related Company be terminated for any reason upon or within thirty-six (36) months following a Change in Control, then all remaining Forfeiture Restrictions, if any, shall be deemed to have lapsed.

(e) In order to enforce the restrictions imposed upon shares of Restricted Stock, the Committee may require the recipient to enter into an escrow agreement providing that the certificates representing such shares of Restricted Stock shall remain in the physical custody of an escrow holder until any or all of the restrictions imposed pursuant to the Plan expire or shall have been removed.

(f) The Committee may make such provisions as it may deem appropriate for the withholding or payment by the Employee of any taxes which it determines are required in connection the lapse of Forfeiture Restrictions, and an Employee’s rights in any Incentive Award are subject to satisfaction of such conditions. If permitted by the Committee, the Employee may elect to satisfy all or any portion of such taxes by instructing the Company to withhold shares of Jacobs Common Stock as to which the Restrictions have lapsed.

(g) If shares of Jacobs Common Stock are withheld to satisfy tax liabilities, the value of such shares shall be computed using the Fair Market Value of the Jacobs Common Stock on the date of Forfeiture Restrictions lapse.

(h) All of the foregoing restrictions, terms and other conditions regarding shares of Restricted Stock shall be evidenced by a written instrument executed by the Company and the Employee and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

14.	Amendments, Modifications and Termination of the Plan.

(a) The Board of Directors of the Company or the Committee may terminate the Plan at any time. From time to time, the Board of Directors or the Committee may suspend the Plan, in whole or in part. From time to time, the Board of Directors or the Committee may amend the Plan, in whole or in part, including the adoption of amendments deemed necessary or desirable to qualify the Incentive Awards under the laws (including tax laws) of various countries and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of Section 16 of the 1934 Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Incentive Award granted hereunder, or for any other purpose or to any effect permitted by applicable laws and regulations, without the approval of the shareholders of the Company. However, in no event may additional shares of Jacobs Common Stock be allocated to the Plan, or may the minimum exercise price for Options be reduced, or may any outstanding Option be repriced or replaced without shareholder approval. Without limiting the foregoing, the Board of Directors or the Committee may make amendments applicable or inapplicable only to employees who are subject to Section 16 of the 1934 Act.

(b) No amendment or termination or modification of the Plan shall in any manner affect any Incentive Award theretofore granted without the consent of the employee, except that the Committee may amend or modify the Plan in a manner that does affect Incentive Awards theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of holders of outstanding Incentive Awards affected thereby.

(c) Grants of ISOs may be made under this Plan until December 2, 2009 or such earlier date as this Plan is terminated, and grants of NQSOs and awards of Restricted Stock may be made until all of the shares of Jacobs Common Stock authorized for issuance hereunder (adjusted as provided in Sections 5 and 12) have been issued or until this Plan is terminated, whichever first occurs. The Plan shall terminate when there are no longer Options outstanding under the Plan, or when there are no longer shares of Restricted Stock outstanding that are subject to Forfeiture Restrictions, unless earlier terminated by the Board or by the Committee.

15.	Non-U.S. Employees.

The Committee may determine, in its sole discretion, whether it is desirable or feasible under local law, custom or practice to grant or award Incentive Awards to Employees in countries other than the United States. In order to facilitate any such grants or awards, the Committee may provide for such modifications and additional terms and conditions (“special terms”) in the grant and award agreements to Employees who are employed outside the United States (or who are foreign nationals temporarily within the United States) as the Committee may consider necessary, appropriate or desirable to accommodate differences in, or otherwise comply with, local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub- plans, appendices or supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary, appropriate or desirable for purposes of implementing any special terms or facilitating the grant or award of an Incentive Award, without thereby affecting the terms of the Plan as in effect for any other purpose. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the Board of Directors of the Company.

16.	Governing Law.

The Plan shall be governed by and shall construed and enforced in accordance with the laws of the State of Delaware without giving effect to its choice of law rules.

17.	Adoption of the Plan.

The Plan shall become effective upon its approval by the Board of Directors of the Company and a majority of the shares present at a duly called meeting of the shareholders of the Company held within twelve months of approval by the Board. However, Incentive Awards may be granted at any time following the approval of the Plan by the Board, but no shares may be issued pursuant to any Incentive Awards until the Plan has been approved by the shareholders, and all listing requirements of all securities exchanges on which the Jacobs Common Stock is listed have been satisfied.

SCHEDULE A

to the

JACOBS ENGINEERING GROUP INC.

1999 Stock Incentive Plan

Event	Impact on Vesting	Impact on Exercise Period
Employment terminates due to Retirement	Unvested Options are forfeited	Option expiration date provided in the grant agreement continues to apply

Employment terminates due to Disability or death	All Options become immediately vested	Option expiration date provided in the grant agreement continues to apply

Employment terminates upon, or within 36 months following, a Change in Control	All Options become immediately vested	Option expiration date provided in the grant agreement continues to apply

Employment terminates for reasons other than a Change in Control, Disability, Retirement, or death (for purposes of this section, the receipt of severance pay or similar compensation by the Optionee does not extend his or her termination date)	Unvested Options are forfeited	Expires on the earlier to occur of (1) the Option expiration date provided in the grant agreement, or (2) three months from the date of termination

Optionee is an employee of a Related Company, and the Company’s investment in the Related Company falls below 20% (this constitutes a termination of employment under the Plan)	Unvested Options are forfeited	Expires on the earlier to occur of (1) the Option expiration date provided in the grant agreement, or (2) three months from the date of termination

Employee becomes an employee of an entity in which the Company’s ownership interest is less than 20% (this constitutes a termination of employment under the Plan)	Unvested Options are forfeited	Expires on the earlier to occur of (1) the Option expiration date provided in the grant agreement, or (2) three months from the date of termination

Employment transferred to a Related Company	Vesting continues after transfer	Option expiration date provided in the grant agreement continues to apply

Death after termination of employment but before Option has expired	Not applicable	Right of executor or administrator of estate (or other transferee permitted by Section 9) terminates on the earlier to occur of (1) the Option expiration date provided in the grant agreement, or (2) the Option expiration date that applied immediately prior to the death of the Optionee

COMPANY #
_________________

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965 – QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Monday, February 7, 2005.

•	Please have your proxy card available and follow the simple instructions the voice provides you.

VOTE BY INTERNET – http://www.eproxy.com/jec/ – QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on Monday, February 7, 2005.

•	Please have your proxy card available and follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

•	Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Jacobs Engineering Group Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

ß Please detach here ß

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of Directors:

Nominees: 01 Dr. Dale R. Laurance 02 Linda Fayne Levinson 03 Craig L. Martin	☐	Vote FOR all nominees (except as marked)			☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To approve the amendment to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan		☐	For	☐	Against	☐	Abstain

3. To approve Ernst & Young LLP as independent registered public accounting firm		☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

JACOBS ENGINEERING GROUP INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, February 8, 2005

3:30 PM

1111 South Arroyo Parkway

Pasadena, California 91105

Jacobs Engineering Group Inc. 1111 South Arroyo Parkway Pasadena, California 91105	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on February 8, 2005.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted for the persons nominated as directors by the Board of Directors and “FOR” Items 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Noel G. Watson, Craig L. Martin and John W. Prosser, Jr., and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.